                    Exhibit 99.2 - Joint Filers' Signatures

Designated Filer:  Salix Pharmaceuticals, Ltd.
Issuer & Ticker Symbol:  Santarus, Inc. [SNTS]
Date of Event Requiring Statement:  January 2, 2014

                                        Salix Pharmaceuticals, Inc.

                                        By:  /S/ ADAM C. DERBYSHIRE
                                            ------------------------------------
                                             Name: Adam C. Derbyshire
                                             Title: Executive Vice President and
                                             Chief Financial Officer
                                             Date: January 13, 2014

                                        Willow Acquisition Sub Corporation

                                        By:  /S/ TIMOTHY J. CREECH
                                            ------------------------------------
                                             Name: Timothy J. Creech
                                             Title: President
                                             Date: January 13, 2014